EXHIBIT N
                                                                      ---------


                              COMMITMENT AGREEMENT

        COMMITMENT AGREEMENT dated as of February 7, 2007 (this "AGREEMENT") among Salton, Inc., a Delaware corporation ("PARENT") and Harbinger Capital Partners Master Fund I, Ltd., a company organized under the laws of the Cayman Islands and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

        WHEREAS, Parent, SFP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGERSUB"), and APN Holding Company, Inc., a Delaware corporation ("APPLE HOLDCO") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

        WHEREAS each Stockholder owns the number of shares of Apple Holdco Common Stock set forth opposite its name on SCHEDULE A hereto (such shares of Apple Holdco Common Stock, together with any other shares of capital stock of Apple Holdco acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "SUBJECT SHARES" of such Stockholder); and

        WHEREAS,  as a condition  to its  willingness  to enter into the Merger
Agreement,   Parent  has  requested  that  each  Stockholder  enter  into  this
Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1 REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of itself as follows:

              (a) ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY; NO CONFLICTS; ENFORCEABILITY.

                        (i) The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

                        (ii) The Stockholder has the requisite power and authority to execute and deliver this Agreement and the unanimous written consent of the Apple Holdco Stockholders in the form attached as EXHIBIT A to this Agreement (the "STOCKHOLDER CONSENT") and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the Stockholder Consent have been duly authorized and approved by all necessary action on the part of the Stockholder. This Agreement constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that its enforceability may be

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subject to applicable bankruptcy,  insolvency,  reorganization,  moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                        (iii) The execution and delivery by the Stockholder of this Agreement and the Stockholder Consent and the performance of its obligations hereunder and compliance with the terms hereof do not and will not,
(i) violate or conflict with any provision of its articles of incorporation, certificate of formation, bylaws or partnership agreement, as applicable, (ii) violate or conflict with any Law or Order applicable to the Stockholder or by which any of its properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of the Stockholder under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, or by which the Stockholder may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform its obligations under this Agreement.

              (b) THE SUBJECT SHARES. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on SCHEDULE A hereto, free and clear of any Encumbrances (other than Encumbrances created pursuant to the terms of this Agreement or arising under federal or state securities Laws). The Stockholder does not own, of record or beneficially, any shares of capital stock of Apple Holdco other than the Subject Shares set forth opposite its name on SCHEDULE A attached hereto. The Stockholder has the sole right to vote such Subject Shares, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer (as defined in Section 3(b) below) of such Subject Shares, except as contemplated by this Agreement.

              (c) INVESTOR REPRESENTATIONS. The Stockholder acknowledges that the Strawberry Common Stock to be issued pursuant to the Merger Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder. In connection therewith: (i) the Stockholder hereby represents and warrants to Parent that (A) it is an "accredited investor" as such term is defined under the Securities Act, or, alternatively, has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Parent and the Parent Common Stock, and (B) the shares of Strawberry Common Stock to be issued to such Stockholder pursuant to the Merger Agreement are being purchased for investment for the account of such Stockholder and without the intent of participating directly or indirectly in a

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distribution  of such  shares  in  violation  of the  Securities  Act or  other applicable securities laws; (ii) in addition to any legend imposed by applicable state securities laws, the certificates representing the shares of Strawberry Common Stock to be issued pursuant to the Merger Agreement will bear the restrictive legends set forth in the Merger Agreement, and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent; and (iii) the shares of Strawberry Common Stock to be issued pursuant to the Merger will be subject to transfer restrictions imposed by federal and state securities laws.

              (d) INFORMATION TO BE SUPPLIED. None of the information supplied in writing by Stockholder for inclusion or incorporation by reference in the Proxy Statement or any Additional Filings will, in the case of the Proxy Statement, at the date it is first mailed to Strawberry Stockholders or at the time of the Strawberry Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Additional Filing, at the date it is first mailed to Strawberry Stockholders or, at the date it is first filed with the SEC or other Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Stockholder with respect to statements made or incorporated by reference therein based on information supplied by Parent, MergerSub and/or Apple Holdco in connection with the preparation of the Proxy Statement or the Additional Filings for inclusion or incorporation by reference therein.

              (e) BROKER'S OR FINDER'S FEE. Except for Lazard Freres & Co. LLC, no Person acting on behalf of Stockholder is, or will be, entitled to any investment banking, broker's, finder's or similar fee for which Parent, MergerSub, Apple Holdco or any of their respective Affiliates or the Surviving Corporation after the Effective Time could have any liabilities in connection with this Agreement, the Merger Agreement or any of the Transactions.

        SECTION 2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to each Stockholder and Apple Holdco as follows:

              (a) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware.

              (b) Parent has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement have been duly authorized and approved by all necessary corporate action on the part of Parent. This Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

              (c) The execution and delivery by Parent of this Agreement and the performance of its obligations hereunder and compliance with the terms hereof do not and will not, (i) violate or conflict with any provision of its certificate of incorporation or bylaws or the comparable governing documents of any of its Subsidiaries, (ii) violate or conflict with any Law or Order applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have an Strawberry Material Adverse Effect.

        SECTION 3       COVENANTS  OF  EACH   STOCKHOLDER.   Each  Stockholder,
severally and not jointly, covenants and agrees as follows:

              (a) Immediately following the execution and delivery of the Merger Agreement, the Stockholder shall execute and deliver the Stockholder Consent to Parent. The Stockholder will not thereafter revoke or modify, or encourage other Stockholders to revoke or modify, the Stockholder Consent, and the Stockholder will not thereafter execute another written consent or vote (or cause to be voted) the Subject Shares of the Stockholder for any proposal that will approve any action in conflict with the Stockholder Consent or that would otherwise be reasonably likely to impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or the consummation of any of the transactions contemplated hereby or thereby.

              (b)       The Stockholder  shall not Transfer,  except to another
Stockholder, any Subject Shares to any person other than pursuant to the Merger Agreement, this Agreement or another Transaction Document. "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise).

              (c) At or prior to the Closing, the Stockholder shall execute and deliver each Transaction Document to which it has been designated to become a party thereto pursuant to the Merger Agreement.

              (d) Each Stockholder will provide Parent and MergerSub with the information concerning itself in the form required to be included in the Proxy Statement and the Additional Filings (including by reason of any SEC comments thereto or subsequent requests thereon). If at any time prior to the

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Effective Time, any event or circumstance  relating to such  Stockholder or its officers or directors, should be discovered by such Stockholder and such information should be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Stockholder will promptly notify Parent and MergerSub and, to the extent required by applicable Laws, Parent or MergerSub, as applicable, will promptly file with the SEC and, if required by Law, disseminate to the Strawberry Stockholders an appropriate amendment or supplement describing such information.

        SECTION 4 TERMINATION. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger
Agreement in accordance with its terms, other than with respect to the liability of any party for breach hereof prior to such termination.

        SECTION 5 STOCKHOLDER CAPACITY. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a partner or an officer, employee or agent of a Stockholder, in his or her capacity as an officer or director of Apple Holdco or Parent in exercising his or her rights under the Merger Agreement to the extent that such actions are permitted under the Merger Agreement.

        SECTION 6       GENERAL PROVISIONS.

              (a) FURTHER ASSURANCES. Each Stockholder and Parent shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

              (b) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

              (c) NOTICE. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address set forth on EXHIBIT B hereto, or at such other address as a party may provide by notice to the other.

              (d)       INTERPRETATION.

                        (i) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a

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

party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) unless otherwise defined herein, terms used herein which are defined in GAAP have the meanings ascribed to them therein. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

                        (ii) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

              (e) SEVERABILITY. The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

              (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

              (g) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

              (h) THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

              (i) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

              (j) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Neither Parent nor any Stockholder may assign this Agreement or any of their rights or liabilities thereunder without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the party making the assignment from any liability under such agreements.

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

              (k) SUBMISSION TO JURISDICTION; WAIVERS. Each Stockholder and Parent irrevocably agrees that any Action with respect to this Agreement, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined in the Court of Chancery or other courts of the State of Delaware located in the State of Delaware, and each Stockholder and Parent hereby irrevocably submits and consents with regard to any such Action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Stockholder and Parent hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, that (i) Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6(c) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

              (l) SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

              (m) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(m).


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                IN WITNESS WHEREOF, Parent and each Stockholder has caused this
Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                   SALTON, INC.



                                   By: /s/ Leon Dreimann
                                       ------------------------------
                                       Name:  Leon Dreimann
                                       Title: Chief Executive Officer



                                   HARBINGER CAPITAL PARTNERS MASTER
                                   FUND I, LTD.

                                   By: Harbinger Capital Partners Offshore
                                       Manager, L.L.C., ITS INVESTMENT MANAGER


                                   By: /s/ Philip A. Falcone
                                       -------------------------
                                       Name:  Philip A. Falcone
                                       Title: Senior Managing Director


                                   HARBINGER CAPITAL PARTNERS SPECIAL
                                   SITUATIONS FUND, L.P.

                                   By: Harbinger Capital Partners Special
                                       Situations GP, LLC, ITS GENERAL PARTNER

                                   By: HMC - New York, Inc., ITS MANAGING MEMBER


                                   By: /s/ William R. Lucas, Jr.
                                       -------------------------------
                                       Name:  William R. Lucas, Jr.
                                       Title: Senior Vice President
                                              and General Counsel




                    [Signature Page to Commitment Agreement]

                                                                      EXHIBIT A
                                                                      ---------


                          UNANIMOUS WRITTEN CONSENT OF
                         THE APPLE HOLDCO STOCKHOLDERS

                                                                      EXHIBIT B
                                                                      ---------


                              ADDRESSES FOR NOTICE
                              --------------------

SALTON, INC.
1955 W. Field Court
Lake Forest, Illinois  60045
Attention:
Facsimile:  (847) 803-1186

With a copy to:

Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower, 233 South Wacker Drive
Chicago, IL  60606 6404
Attention:  Neal Aizenstein
Facsimile:  312.876.7934

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Philip A. Falcone
Facsimile:  (212) 508-3721

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention:  Bruce A. Gutenplan
            Robert B. Schumer
Facsimile:  (212) 757 3990

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
c/o 555 Madison Avenue, 16th Floor
New York, New York 10022
Attention:  Philip A. Falcone
Facsimile:  (212) 508-3721

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019 6064
Attention:  Bruce A. Gutenplan
            Robert B. Schumer
Facsimile:  (212) 757 3990

                                                                     SCHEDULE A
                                                                     ----------


                                     SHARES

-------------------------------------------------------------------------------
STOCKHOLDER                                                           SHARES
-------------------------------------------------------------------------------
Harbinger Capital Partners Master Fund I, Ltd.                        81.22
-------------------------------------------------------------------------------
Harbinger Capital Partners Special Situations Fund, L.P.              18.78
-------------------------------------------------------------------------------


Prior to the Effective Time, each Stockholder may receive additional shares of Apple Holdco Common Stock in exchange for a cash contribution by each Stockholder.